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                                                                   EXHIBIT 10.16



THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (II) IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO ISPSOFT INC., IS EXEMPT FROM REGISTRATION THEREUNDER AND UNDER APPLICABLE STATE SECURITIES LAWS.



                                 ISPSOFT, INC.
                            SECURED PROMISSORY NOTE



November 5, 2001                                                        $850,000
Shrewsbury, New Jersey



    FOR VALUE RECEIVED, ISPSoft, Inc., a New Jersey corporation (the 'Maker'), promises to pay to DSET Corporation, a New Jersey corporation (the 'Holder'), or order, at the offices of the Holder or at such other place as the Holder of this Note may designate, the principal sum of up to $850,000, together with interest on the unpaid principal balance of this Note from time to time outstanding at the rate of 8% per year until paid in full.



    The Holder shall loan the principal amount hereunder to the Maker in accordance with the following schedule:



        (1) $275,000 on November 8, 2001;



        (2) $275,000 on November 21, 2001; and



        (3) $300,000 on December 6, 2001.



    Principal and interest shall be due and payable on the earlier of:



        (a) December 31, 2001, unless the failure to close the transactions contemplated by the Agreement and Plan of Merger dated June 26, 2001, as amended, between the Maker and the Holder is caused by the failure of the Holder to obtain requisite shareholder approval, in which case this Note shall be due and payable on January 31, 2002;



        (b) the Maker is required to pay a break up fee as a result of the Maker's termination of the Agreement and Plan of Merger executed by the Maker and the Holder on the date hereof; and



        (c) the consummation by the Maker of an equity financing after the date hereof that results in aggregate gross proceeds to the Maker of at least $2,000,000, exclusive of any proceeds deemed received upon the conversion of any promissory notes issued by the Maker.



    Interest on this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed. All payments by the Maker under this Note shall be in immediately available funds. If a payment date is other than a business day, payment shall be made on the next succeeding business day. All payments shall be applied first, to all accrued and unpaid interest hereon, and second, to principal.



    Payment of this Note is secured by a security interest in certain property of the Maker pursuant to an Amended and Restated Security Agreement dated as of June 26, 2001 between the Maker and the Holder (the 'Security Agreement').



    This Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (individually, 'an Event of Default' and collectively, 'Events of Default'): (a) if any amount payable hereunder is not paid when due; (b) the Maker files a voluntary petition in bankruptcy or receivership; (c) an involuntary petition in bankruptcy against the Maker is filed and is not dismissed within 60 days of the date of filing; (d) a receiver or trustee is appointed for the Maker; (e) the Maker shall be adjudged insolvent or become insolvent; (f) an assignment shall be made by the Maker for the benefit of creditors; (g) one or more judgments shall be entered against the Maker involving the aggregate liability of $100,000 or more (to the extent not





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paid or covered by insurance) and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; (h) any event or condition shall occur that results in the acceleration of the maturity of any indebtedness, liabilities and other obligations of the Maker and/or its subsidiaries involving the aggregate liability of $100,000 or more ('Debt'), or enables (or, with the giving of notice or lapse of time or both, would enable) the holder or holders of such Debt or any person acting on behalf of such holder or holders to accelerate the maturity of such Debt; (i) SGM Capital Limited or Lucent Technologies, Inc. or Signal Lake Venture Fund, L.P. declares a default pursuant to the terms of any of the promissory notes issued to them by the Maker; (j) any representation or warranty made by the Maker in the Security Agreement shall have been incorrect in any material respect at the time it was made; or (k) if default shall be made in the due observance or performance of any covenant, condition or agreement on the part of the Maker to be observed or performed pursuant to the terms hereof or of the Security Agreement and such default shall continue unremedied for 10 days after written notice from the Holder.



    Upon the occurrence of an Event of Default, the Holder shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the State of New Jersey or afforded by other applicable law.



    Every amount overdue under this Note shall bear interest from and after the date on which such amount first became overdue at an annual rate which is two
(2) percentage points above the rate per year specified in the first paragraph of this Note. Such interest on overdue amounts under this Note shall be payable on demand and shall accrue and be compounded monthly until the obligation of the Maker with respect to the payment of such interest has been discharged (whether before or after judgment).



    In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Maker, then such excess sum shall be credited by the Holder as a payment of principal.



    All payments by the Maker under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. The Maker shall pay and save the Holder harmless from all liabilities with respect to or resulting from any delay or omission to make any such deduction or withholding required by law.



    Whenever any amount is paid under this Note, all or part of the amount paid may be applied to principal, premium or interest in such order and manner as shall be determined by the Maker in its discretion.



    No reference in this Note to the Security Agreement or any guaranty shall impair the obligation of the Maker, which is absolute and unconditional, to pay all amounts under this Note strictly in accordance with the terms of this Note.



    The Maker agrees to pay on demand all costs of collection, including reasonable attorneys' fees, incurred by the Holder in enforcing the obligations of the Maker under this Note.



    No delay or omission on the part of the Holder in exercising any right under this Note or the Security Agreement shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Maker and every indorser or guarantor of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.



    This Note may be prepaid in whole or in part at any time or from time to time. Any such prepayment shall be without premium or penalty.



    None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed on behalf of the Holder expressly referring to this Note and setting forth the provision so excluded, modified or amended.



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    All rights and obligations hereunder shall be governed by the laws of the
State of New Jersey.



                                          ISPSOFT INC.



                                          By:           /s/ BINAY SUGLA
                                              ..................................
                                                   BINAY SUGLA, PRESIDENT
                                                 AND CHIEF EXECUTIVE OFFICER


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